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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               SCPIE HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

Delaware                                       95-4557980
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(State of incorporation or organization)       (IRS Employer Identification No.)

9441 West Olympic Boulevard, Beverly Hills, California           90212
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(Address of principal executive offices)                         (Zip Code)

      If this form relates to the           If this form relates to the
      registration of a class of            registration of a class of debt
      debt securities and is                securities and is to become
      effective upon filing                 effective simultaneously with the
      pursuant to General                   effectiveness of a concurrent
      Instruction A(c)(i) please            registration statement under the
      check the following box.  [ ]         Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                 Name of each exchange on which
        to be so registered                 each class is to be registered

Preferred Share Purchase Right              New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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Item 1.    Description of Securities to be Registered.

           On October 19, 1998, the Board of Directors of SCPIE Holdings Inc. adopted a First Amendment to Rights Agreement attached hereto as Exhibit 1.



Item 2.    Exhibits

           4. First Amendment to Rights Agreement, dated as of October 19, 1998, between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC.


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                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SCPIE HOLDINGS INC.


Dated:  November 12, 1998          By /s/ PATRICK T. LO
                                      ------------------------------------------
                                      Patrick T. Lo
                                      Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX


           4. First Amendment to Rights Agreement, dated as of October 19, 1998, between SCPIE Holdings Inc. and ChaseMellon Shareholder Services, LLC.